CERTIFICATE OF AMENDMENT
                                       TO
                            THE CERTIFICATE OF TRUST
                                       OF
                               PIONEER GROWTH FUND


         This Certificate of Amendment to the Certificate of Trust of Pioneer Growth Fund (hereby renamed "Pioneer Series Trust I") (the "Trust") is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C.
Section 3810 (b)(1) et seq.) and sets forth the following:

        o FIRST: The name of the Trust is Pioneer Growth Fund (hereby renamed "Pioneer Series Trust I")

        o SECOND: AMENDMENT. The name of the Trust is changed from "Pioneer Growth Fund" to "Pioneer Series Trust I."

        o THIRD: This amendment shall become effective immediately upon filing.

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 2nd day of September, 2003.


         /s/ Osbert M Hood
         --------------------
         Osbert M. Hood, as Trustee and not individually